UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒    Preliminary Information Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐    Definitive Information Statement

MULTI SOLUTIONS II, INC.
Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required

☐    Fee paid previously with preliminary materials

☐    Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT - SUBJECT TO COMPLETION

MULTI SOLUTIONS II, INC.
4400 Biscayne Blvd, 10th Floor

Miami, FL 33137

305-579-8000

NOTICE OF WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED IN THIS NOTICE OF WRITTEN CONSENT AND INFORMATION STATEMENT

To our Shareholders:

This Notice of Written Consent and Information Statement (the “Notice and Information Statement”) is being furnished to the holders of common stock, par value $0.001 per share (the “Common Stock”) of Multi Solutions II, Inc. (the “Company”, “our” or “we”) in connection with the receipt by the Company of a written consent in lieu of a meeting of shareholders of the Company (the “Written Consent”), dated ______, 2024, from holders (the “Consenting Shareholders”) of approximately [●]%, on a combined basis, of the voting power of the Common Stock issued and outstanding and entitled to vote as of such date approving the voluntary dissolution and liquidation of the Company pursuant to the Plan of Liquidation and Dissolution of the Company in substantially the form attached to this Notice and Information Statement (the “Plan”) at Annex A. The Board of Directors of the Company (the “Board”) determined that the Plan was advisable and in the best interests of the Company and its shareholders, authorized the Plan and resolved to recommend approval of the Plan to the Company’s shareholders.

The purpose of this Notice and Information Statement is to, in accordance with (i) Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) Section 607.0704 of the Florida Business Corporation Act (the “FBCA”), provide notice to and inform the Company’s shareholders of the actions to be taken pursuant to the Written Consent. This Notice and Information Statement shall constitute notice to you from the Company of the Written Consent as contemplated by Section 607.0704 of the FBCA.

You are urged to read this Notice and Information Statement carefully and in its entirety for a description of the Written Consent and the Plan. Company shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the Plan have no right under the FBCA or the Company’s Articles of Incorporation or Bylaws to dissent or require that a vote of all Company shareholders be taken with respect to the Plan.

In accordance with Rule 14c-2 of the Exchange Act, the matters set forth in the Written Consent, including the Plan, will become effective no earlier than twenty (20) calendar days from the date the definitive Notice and Information Statement is first mailed to the Company’s shareholders.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/ Lindsay Shain
Lindsay Shain
President

Miami, Florida

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this Information Statement. Any representation to the contrary is a criminal offense.

This Notice and Information Statement is dated October 11, 2024, and is first being mailed to all of the Company’s shareholders of record as of the close of business (Eastern time) on October 11, 2024, the record date for this Notice and Information Statement, on or about ______, 2024.

INFORMATION STATEMENT

ANNEX A: Plan of Liquidation and Dissolution of Multi Solutions II, Inc.

MULTI SOLUTIONS II, INC.
4400 Biscayne Blvd, 10th Floor

Miami, FL 33137

305-579-8000

INFORMATION STATEMENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF MULTI SOLUTIONS II, INC. (THE “COMPANY” “WE,” “US” OR “OUR”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BY WRITTEN CONSENT IN LIEU OF A MEETING OF SHAREHOLDERS, SHAREHOLDERS OWNING APPROXIMATELY 77.5% OF THE VOTING POWER OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED THE DISSOLUTION AND LIQUIDATION OF THE COMPANY PURSUANT TO A PLAN OF LIQUIDATION AND DISSOLUTION. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

OVERVIEW OF DISSOLUTION AND LIQUIDATION OF THE COMPANY

This Information Statement is being furnished to shareholders of Multi Solutions II, Inc., a Florida corporation (“we,” “us,” “our,” or the “Company”), in connection with the Plan of Liquidation and Dissolution authorized by the Board of Directors of the Company (the “Board”) on October 11, 2024, which the Board recommended that the shareholders of the Company adopt and approve, and which shareholders holding a majority of the outstanding shares of the Company’s common stock (the “Consenting Shareholders”), par value $0.001 per share (the “Common Stock”), did adopt and approve by written consent on ______, 2024 (the “Written Consent”). The Plan of Liquidation and Dissolution (the “Plan”) is included in this Information Statement as Annex A

This information is being provided to you pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement also constitutes the notice to the Company’s shareholders of a corporate action taken by written consent of the Consenting Shareholders required by Section 607.0704 of the Florida Business Corporation Act (the “FBCA”). Copies of this Notice and Information Statement are first being mailed on or about ______, 2024 to all Company shareholders of record as of the close of business (Eastern time) on October 11, 2024, the record date for this information statement.

As of the close of business on the record date, there were [1,899,575] shares of Common Stock outstanding held by approximately [533] holders of record.

Because the Plan has been approved by the Consenting Shareholders pursuant to the Written Consent, you are not being asked to vote your shares with respect to the Plan. The Company will act on the matters set forth in the Written Consent no earlier than twenty (20) calendar days from the date the definitive Notice and Information Statement is first mailed to the Company’s shareholders.

There will be no assets available for distribution to the Company’s shareholders and none of the shares of the Common Stock will have any value upon completion of the Plan.

Information About the Company; Liquidation and Dissolution of the Company

The Company was originally incorporated on July 26, 1982, in New Jersey under the name “Multi Solutions, Inc.” Through our subsidiary, Multi Soft II, Inc. (“Multi Soft”), we were engaged in the production, marketing and maintenance of a line of software products consisting of tools for the development of client-server, front-ending, and Internet based applications using a mainframe or an Internet server through 2002 (the “Prior Operations”).

In 1983, we consummated our initial public offering of securities pursuant to a Registration Statement on Form S-18 (SEC File No. 2-85710-NY) declared effective by the Securities and Exchange Commission (SEC) on November 14, 1983, and contemporaneously registered our Common Stock under the Exchange Act (SEC File No. 0-12162). In 2002, we began to discontinue and wind down our Prior Operations and by 2005, our Prior Operations had completely ceased.

As reported in the Company’s filings with the SEC, since ceasing our Prior Operations, the Company has not engaged in any business activity but has explored the possibility of acquiring or merging with several companies. Throughout this period, the Company had no employees apart from management and paid no compensation to its president, who devoted most of his business time to other activities. The Company continues to incur administrative expenses relating to maintenance of its corporate status and compliance with SEC regulations.

In September 2011, the Company effected a reverse split and changed its domicile from New Jersey to Florida. As a result of the filing of Articles of Merger with the State of Florida, the reverse split was effective on September 29, 2011. All shares issued prior to September 29, 2011 have been restated retroactively to reflect the reverse split.

The Board has determined that there is no reasonable prospect for a satisfactory merger or acquisition of or by the Company, and that there is no business reason for the Company to continue in existence. Accordingly, the Board of Directors authorized, and recommended that the shareholders of the Company approve and adopt, a Plan of Liquidation and Dissolution (the “Plan”) on October 11, 2024 and the Plan was approved and adopted by the Consenting Shareholders through the Written Consent on ____________, 2024. The Plan is set forth in its entirety at Annex A attached hereto. The Board and the officers of the Company (the “Officers”) may, to the fullest extent permitted by law, modify, amend or abandon the Plan without any further shareholder approval.  Pursuant to Rule 14c-2 of the Exchange Act, the Company will not act on the matters set forth in the Written Consent until twenty (20) calendar days from the date the definitive Notice and Information statement is first mailed to the Company’s shareholders.

In reliance upon the Written Consent, we expect to file Articles of Dissolution (the “Articles of Dissolution”) with the Florida Department of State dissolving the Company pursuant to the FBCA on or shortly after the date that is twenty (20) calendar days from the date the definitive Notice and Information statement is first mailed to the Company’s shareholders. The Company will continue to exist after its dissolution for the period set forth in the FBCA or as may be required pursuant to the Plan, including to resolve any pending litigation matters, to prosecute and defend suits against the Company and enable the Company to wind up its business, to dispose of its property, to discharge its liabilities and to distribute any remaining assets to its shareholders.

Upon filing of the Articles of Dissolution, the Plan provides that the Company will cease further business activities except to the extent and for the period described above. The Plan provides that, among other actions, the following steps will be completed at such times as the Board or the Officers implementing the Plan, in their discretion and in accordance with the FBCA, deem necessary, appropriate or advisable in the best interests of the Company and its shareholders:

•	Pay or make provision for the payment of liabilities, debts or obligations of the Company prior to the date of the Plan of Liquidation or to be incurred after such date, including expenses associated with the liquidation and winding up of our affairs;

•	If deemed necessary or appropriate by the Board, in its absolute discretion, establish and set aside a contingency reserve to satisfy claims against any unmatured or contingent liabilities of ours and expenses of the sale of our property and assets and the liquidation and dissolution provided for in the Plan; and

•	Take any and all other actions permitted or required by the FBCA and any other applicable laws and regulations.

Our Board and the Officers may, to the full extent permitted by law, amend the Plan without any further shareholder approval if it determines that such amendment is in the best interest of our shareholders. Neither our Board nor the Officers may amend or modify the Plan under circumstances that would require additional shareholder approval under the FBCA or federal securities laws without complying with such requirements. In addition, if the Board determines that dissolution and liquidation are not in our best interests or the best interests of our shareholders, the Board may direct that the Plan be abandoned.

Dissenters’ Rights; Regulatory Requirements

Florida law does not provide for any dissenters’ rights or rights of appraisal in connection with this action. To the best of the knowledge of the Company, except for the filing of the Articles of Dissolution with the Florida Secretary of State and compliance with the FBCA, federal and state securities laws and the Internal Revenue Code of 1986, as amended (the “Code”), no U.S. federal or state regulatory requirements must be complied with, and no approvals must be obtained, in connection with the dissolution and liquidation of the Company.

We plan to file the Articles of Dissolution, as directed by the Consenting Shareholders in the Written Consent, no earlier than twenty (20) calendar days from the date the definitive Notice and Information statement is first mailed to the Company’s shareholders.

Reporting Requirements of the Exchange Act

Our Common Stock is registered under Section 12(g) of the Exchange Act and, as a result, the Company has reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. We are current in our Exchange Act reporting obligations. Continued compliance with the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act, however, is a substantial financial burden on us. As of July 31, 2024, the Company has de minimis equity value (approximately $[166]), with $[12,342] in cash and cash equivalents and $[1,180,465] owed under a shareholder loan (which shareholder loan is contemplated to be forgiven in connection with the Plan). Since 2005, when we discontinued our Prior Operations, we have not carried on any operations or had any revenues or earnings. In order to continue with its reporting obligations under Sections 13(a) and 15(d) the Company requires additional funds, which it believes could only be raised from the Company’s shareholders, if at all. Importantly, compliance with Sections 13(a) and 15(d) reporting requirements provides no benefit to any existing shareholder or to any trading market. The Company is seeking to curtail expenditures and conserve cash to enable it to dissolve in an orderly and responsible manner. The Company estimates that the costs associated with producing its Annual Report on Form 10-K and each Quarterly Report on Form 10-Q for the year ended December 31, 2024, would be approximately $50,000 per year, including fees paid to the Company’s independent registered accounting firm and legal fees for report preparation and review.

In light of this, in reliance upon the Written Consent and upon the filing the Plan of Dissolution, we intend to cease reporting under the Exchange Act in reliance on the SEC’s published criteria for granting relief to issuers from the reporting requirements of the Exchange Act set forth in (i) SEC Release No. 34-9660 (June 30, 1972) (the “SEC Release”); and (ii) several no-action letters issued by the SEC, as discussed below.

1.            SEC Release. In the SEC Release, the SEC stated that in certain instances, upon request by an issuer, granting relief from the reporting requirements of the Exchange Act would be appropriate if compliance would be unreasonably burdensome in light of the benefit to be derived from continued reporting. Specifically, the SEC stated: “[A]n unreasonable effort or expense would result if the benefits which might be derived by the shareholders of the issuer from the filing of the information are outweighed significantly by the costs to the issuer of obtaining the information. For example, where a company has ceased or severely curtailed its operations, it might be unreasonable to require it to undergo the expense of obtaining the opinion of an independent auditor on its financial statements.” In addition, in determining whether the suspension of an issuer’s reporting requirements is consistent with the protection of investors, the SEC considers “the nature and extent of the trading in the securities of the issuer.”

2.            No-Action Letters. In several no-action letters (collectively, the “No-Action Letters”) issued by the staff of the SEC’s Division of Corporation Finance (the “Staff”), the Staff has taken the position that it will not recommend enforcement action against an issuer (i) that has filed articles of dissolution, (ii) whose securities are not traded on a national securities exchange and there is otherwise minimal trading in the securities, (iii) that is otherwise current in its Exchange Act reporting requirements and (iv) where, in lieu of continuing to file certain periodic reports, the issuer undertakes to disclose to public investors any material developments relating to its liquidation and dissolution on current reports on Form 8-K. [See, e.g., Behringer Harvard Opportunity REIT I, Inc. (March 23, 2018); KBS Real Estate Investment Trust, Inc. (February 28, 2017); Swisher Hygiene Inc. (August 5, 2016); Sooner Holdings, Inc. (August 11, 2014); The Allied Defense Group, Inc. (November 13, 2013); CIL&D, LLC (August 12, 2013); Chai-Na-Ta Corp. (November 29, 2012); Freedom Financial Group, Inc. (March 24, 2010); Genesee Corporation (December 5, 2007); SeaDrill Ltd. (March 30, 2006); Cygnus, Inc. (March 27, 2006); JG Industries, Inc. (June 18, 2001); Secom General Corp. (March 21, 2001); and Ross Technology, Inc. (March 30, 1999). In Compliance and Disclosure Interpretations Question 130.01 concerning Section 13 of the Exchange Act, the Staff advised that the nature and extent of trading of an issuer’s securities described in the No-Action Letter provided to Evolve Software, Inc. (July 26, 2003) is representative of “minimal” trading for the purposes of the relief requested in the No-Action Letters.

We believe that, in reliance upon the Written Consent and upon the filing of the Plan of Dissolution, the Company will satisfy the criteria described above in the SEC Release and the No-Action Letters, based upon the following:

•	On ______, 2024, shareholders holding [●]% of the shares of Common Stock issued and outstanding adopted and approved the Plan pursuant to the Written Consent.

•	This Notice and Information Statement relating to the Plan is being filed with the SEC and is first being mailed to our shareholders pursuant to Regulation 14C under the Exchange Act on or about ______, 2024.

•	The Company is, and will be, current in its Exchange Act reporting requirements.

•	In reliance upon the Written Consent, the Company will file the Articles of Dissolution with the Florida Secretary of State, as contemplated by the Plan, and will file a current report on Form 8-K disclosing the filing of the Articles of Dissolution.

•	Upon filing of the Articles of Dissolution:

-	The Company will close its stock transfer books and instruct its transfer agent that no further stock transfers will be recognized. There will be no further trading in the Common Stock.

-	The Company will not be under active management, will cease all operations and dissolve and will not engage in any business operations, other than to satisfy its obligations to liquidate and wind up according to the Plan.

-	The Company will have satisfied or made provision to satisfy all of its known and contingent liabilities and expenses and complete the liquidation of all of its operating assets as contemplated by the Plan.

•	The Company’s Common Stock is not listed on a national securities exchange and has no established public trading market. As of ______, 2024, there has been no reference to the Common Stock trading on www.otcmarkets.com, the website of the OTC markets, since July 24, 2023, including on the OTCQX, OTCBB or “Pink” markets. From January 1, 2024 until the date hereof, there were no shares of Common Stock traded. As of the date hereof, there are no market makers for the Company’s Common Stock.

•	The Company has no currently effective registration statements pursuant to Form S-1, Form S-3 or Form S-8.

•	The Company will continue to file current reports on Form 8-K to disclose material developments relating to its liquidation and winding up, such as the payment of any future liquidating distributions and other material payments and expenses related to the process, if any, until such time as the process is complete.

•	Upon completion of the Plan, the Company intends to file a final report on Form 8-K disclosing such event and a Form 15 to terminate its registration and reporting requirements.

•	Until the effectiveness of the Articles of Dissolution, we will continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act.

Accordingly, while there can be no assurances given and the matter is not free from doubt, based upon the foregoing, we believe it is unlikely that the Company’s decision to cease reporting under the Exchange Act in reliance upon the Written Consent will result in the Company being subject to any enforcement action by the SEC.

Authority of Officers and Directors

Our Board may appoint Officers and retain employees, independent contractors and agents as necessary or desirable to implement the Plan and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents in order to successfully implement the Plan. Shareholder approval of the Plan pursuant to the Written Consent will constitute approval by shareholders of any such compensation.

In reliance upon shareholder approval of the Plan and without further shareholder action, our Board and, at the direction of the Board, the Officers, are authorized to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of every kind and character that our board of directors or any such officer deems necessary, appropriate or advisable to implement the Plan and to carry out the dissolution and winding up of the Company, including to (1) dissolve the Company in accordance with the laws of the State of Florida, (2) sell, dispose, convey, transfer and deliver the assets of the Company, (3) satisfy or provide for the satisfaction of the Company’s obligations and (4) distribute all remaining funds of the Company to the shareholders of the Company in accordance with the Articles of Incorporation of the Company, as amended.

Additional information concerning the Board and executive officers of the Company is hereby incorporated by reference to Part II, Item 10 of the Form 10-K filed by the Company with the SEC on April 29, 2024.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal, tax and accounting advice and guidance from one or more law and accounting firms and tax advisors in implementing the Plan, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in the Articles of Incorporation of the Company, as amended, and our bylaws, the FBCA or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan, we may, in the absolute discretion of any of the Board or the Officers, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan.

Indemnification and Insurance

We will continue to indemnify our officers, directors, employees, agents and the liquidating trustee(s), if any, to the maximum extent required by applicable law, the Articles of Incorporation of the Company, as amended, and our bylaws, and any contractual arrangements, for actions taken in connection with the Plan and the winding up of our business and affairs. Our Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

OF THE COMPANY’S DISSOLUTION AND LIQUIDATION

The following is a summary of certain material U.S. federal income tax consequences of the Plan that are generally applicable to our shareholders. This discussion is included for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular shareholder. This summary is based on the provisions of the Code, the U.S. Treasury regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the Internal Revenue Service (the “IRS”) and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Liquidation. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISERS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH SHAREHOLDER AS A RESULT OF THE PLAN OF LIQUIDATION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH SHAREHOLDER AS A RESULT OF THE PLAN OF LIQUIDATION.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s particular circumstances, or who may be subject to special rules under the U.S. federal income tax laws, including holders that are not “United States persons” (as defined in the Code), former U.S. citizens or lawful permanent residents of the United States, including retirement plans, “individual retirement accounts” or “Roth IRAs” and other tax-deferred accounts, mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, shareholders who hold their shares as part of a straddle, hedge, conversion or other integrated financial transaction, S-corporations, partnerships and other passthrough entities, and persons that hold shares through an S-corporation, partnership or other pass-through entity. This discussion assumes that shareholders hold their stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and that no such stock was worthless within the meaning of Section 165(g) of the Code prior to adoption of the Plan. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular shareholder.

Federal Income Taxation of our Shareholders

It is not anticipated that shareholders will receive any proceeds or other value pursuant to the dissolution and liquidation. As a result, a shareholder generally will recognize loss equal to such shareholder’s adjusted tax basis in the shares of our Common Stock. Any loss recognized will be long-term capital loss if the shareholder’s holding period for the shares of our Common Stock exceed one year. Recognized loss generally will be determined separately for each block of the shares of our Common Stock (that is, shares of our Common Stock acquired at the same coset in a single transaction). The deductibility of capital losses is subject to limitations.

The tax consequences of the Plan may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult his, her or its own tax adviser regarding the federal income tax consequences of the Plan of Liquidation as well as the state, local and foreign tax consequences.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that reflect our current views with respect to, among other things, future events and financial performance. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements in this information statement are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Our actual results may vary materially from those indicated in these forward-looking statements, including as a result of the factors described under “Risk Factors” in our quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in the economy generally due to terrorism or natural disasters; the timing of release of amounts subject to escrow under the asset purchase agreement referenced herein and the carrying value of certain assets and liabilities; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); our ability to satisfy our debt obligations and pay dividends to our shareholders; potential wind-down or dispositions of our business; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Although we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, or otherwise make available to investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of _______, 2024, there were outstanding [1,899,575] shares of common stock of the Company. The following table sets forth information as of ________, 2024 with respect to the ownership of each person known by the Company who owns beneficially more than 5% of the shares of the Company’s common stock as of that date, each of our executive officers and directors as well as all of our executive officers and directors as a group. The information presented below reflects information as set forth in the list of record shareholders available to the Company, or other information known to the Company.

Beneficially Owned Shares
Name and Address	Number	Percent
Vector Group Ltd. 4400 Biscayne Boulevard, 10th Floor Miami, FL 33137	1,012,655	53.3%

Michael Potter Monarch Capital Group LLC 500 Fifth Avenue, Suite 2240 New York, NY 10110	232,067	12.2%

Robert L. Frome Olshan Grundman Frome Rosenzweig & Wolosky LLP 1325 Avenue of the Americas New York, NY 1001	228,067	12.0%

J. Bryant Kirkland III (Former President, Former Director) 4400 Biscayne Boulevard, 10th Floor Miami, FL 33137	—	—

Deborah A. Fasanelli (Former Secretary, Former Treasurer) 4400 Biscayne Boulevard, 10th Floor Miami, FL 33137	—	—

Lindsay Shain (Direector and President) 501 Brickell Key Dr., Suite 402 Miami, Florida 33131	—	—

Jason Melling (Secretary, Treasurer) 501 Brickell Key Dr., Suite 402 Miami, Florida 33131	—	—

Robert M. Lundgren (Director) 4400 Biscayne Boulevard, 10th Floor Miami, FL 33137	—	—

All executive officers and directors as a group (3)	—	—

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information (File No. 001-36505) with the SEC pursuant to the Exchange Act. As an electronic filer, our public filings are also maintained on the SEC’s internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov.

The SEC allows us to “incorporate by reference” into this Notice and Information Statement the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered to be part of this Notice and Information Statement, and information that we file later with the SEC will automatically update and supersede this information incorporated by reference. Therefore, you should check for reports that we may have filed with the SEC after the date of this Notice and Information Statement. We incorporate by reference into this Notice and Information Statement the documents listed below, as previously filed with the SEC under the Exchange Act:

•	Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, filed on September 13, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended April 30, 2024, filed on June 13, 2024; and

•	Annual Report on Form 10-K for the year ended January 31, 2024, filed on April 29, 2024.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

Upon written or oral request, the Company undertakes to provide to each person to whom a copy of this Notice and Information Statement has been mailed, a copy of any document incorporated by reference in this Information Statement and any exhibit specifically incorporated by reference in those documents. You may request a copy of these filings by writing or telephoning us at the following address or phone number:

Multi Solutions II, Inc.

4400 Biscayne Blvd, 10th Floor

Miami, FL 33137

Attn: Lindsay Shain, President

Telephone: 305-579-8000

You should rely only on the information contained or incorporated by reference in this Notice and Information Statement. We have not authorized anyone to give any information or make any representation about the Transactions or the Company that is different from, or in addition to, that contained in this Notice and Information Statement or in any of the materials that we have incorporated by reference into this Notice and Information Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this Notice and Information Statement speaks only as of the date of this Notice and Information Statement, unless the information specifically indicates that another date applies. The mailing of this Notice and Information Statement to our shareholders will not create any implication to the contrary.

HOUSEHOLDING

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, multiple shareholders of record who have the same address and last name will receive only one copy of this Information Statement, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Information Statement, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Information Statement for your household, please contact us as indicated above.

If you participate in householding and wish to receive a separate copy of this Information Statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact us as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions or require additional copies of this Information Statement.

ANNEX A

PLAN OF LIQUIDATION AND DISSOLUTION
OF

MULTI SOLUTIONS II, INC.

PLAN OF LIQUIDATION AND DISSOLUTION
OF

MULTI SOLUTIONS II, INC.

THIS PLAN OF LIQUIDATION AND DISSOLUTION (this “Plan”), dated as of _____ __, 2024 (the “Plan Date”), is intended to accomplish the winding up and dissolution of MULTI SOLUTIONS II, INC., a Florida corporation (the “Corporation”), in accordance with the Florida Business Corporation Act (the “FBCA”).

1.            Approval and Adoption of Plan. The directors of the Corporation (the “Directors”) by unanimous written consent on October 11, 2024, proposed, authorized and recommended to the shareholders of the Corporation (the “Shareholders”) that the Corporation be liquidated and dissolved in accordance with this Plan, and adopted this Plan. The Shareholders holding a majority of the votes entitled to be cast on the proposal to dissolve the Corporation, by written consent on ______, 2024 (the “Adoption Date”), approved and adopted this Plan and the liquidation and dissolution of the Corporation in accordance with this Plan.

2.            General Authorization. The Directors are authorized, as of the Adoption Date, without further action by Shareholders, to do and perform or cause the officers of the Corporation (the “Officers”), at the direction of the Directors, to do and perform any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, in the absolute discretion of the Directors, to implement the winding up of the business and affairs of the Corporation according to this Plan, including, but not limited to:

a.            Collecting all assets of the Corporation.

b.            Selling any, all, or substantially all of the assets of the Corporation.

c.            Paying all expenses incurred in connection with the implementation of this Plan including, but not limited to, any consulting, professional, and other fees and expenses of persons or entities providing services to the Corporation.

d.            Satisfying, settling, or rejecting all liabilities, debts, or obligations of the Corporation, whether by payment or by making adequate provisions for payments.

e.            Prosecuting and defending actions or proceedings by or against the Corporation.

f.            Distributing assets of the Corporation to the Shareholders to the fullest extent permitted by the FBCA.

g.            Suspending the Corporation’s reporting obligations under the Securities Exchange Act of 1934, as amended.

h.            Filing all final tax returns or other forms, making final payments, and closing any tax accounts or other obligations required by any state or federal law or regulation to effect the winding up of the Corporation’s business and affairs and the dissolution of the Corporation, including, but not limited to, filing Internal Revenue Service (“IRS”) Form 966 with the IRS and the Articles of Dissolution with the Florida Department of State, Division of Corporations (“DOC”).

3.            Indemnification. The Corporation shall continue to indemnify its Officers, Directors, and employees in accordance with the FBCA, its articles of incorporation, bylaws, any contractual arrangements, and its existing directors’ and officers’ liability insurance policy, for acts and omissions in connection with the Corporation’s dissolution, implementation of this Plan and the winding up of the business and affairs of the Corporation.

4.            Filing of Tax Forms. The Corporation shall file final returns, pay final obligations, and close all tax accounts as listed below. The Corporation shall file:

a.            IRS Form 966 with the IRS not later than 30 days following the Adoption Date. If the Corporation amends this Plan, it shall file an additional Form 966 within 30 days of the amendment.

b.            A federal income tax return with the IRS not later than the 15th day of the third full month following the date of dissolution, which is the Adoption Date for IRS purposes.

c.            Other tax filings, with the IRS, the State of Florida, or any other state in which the Corporation transacts business such as sales tax, payroll tax, workers’ compensation, unemployment, or franchise tax.

5.            Articles of Dissolution and Effective Date. On or after the Adoption Date, the Corporation shall prepare the Articles of Dissolution to be filed with the DOC in accordance with the FBCA. The Corporation shall file the Articles of Dissolution with the DOC in accordance with the FBCA no sooner than twenty (20) calendar days after the Corporation has first mailed to the Shareholders the definitive Information Statement on Schedule 14C, to be filed with the SEC, with respect to the liquidation and dissolution of the Corporation in accordance with this Plan. The Corporation shall be dissolved on the date the Articles of Dissolution are accepted by the DOC (the “Effective Date”).

6.            Cessation of Business Activities. The Corporation shall cease carrying on its business after the Effective Date, except as necessary to wind up its business and affairs, including retaining such employees and consultants as necessary or desirable to carry out these activities. For the avoidance of doubt, upon the Effective Date, the Corporation shall close its stock transfer books and instruct its transfer agent that no further stock transfers will be recognized.

7.            Known Claims Notice and Settlement. The Corporation has elected not to incur the costs and obligations that are required to follow the accelerated claims procedures under Section 1406 of the FBCA for known claims.

8.            No Other Claims Notice. The Corporation has elected not to incur the costs and obligations necessary to employ the optional notice procedures under Section 1407 of the FBCA for other claims.

9.            No Security for Contingent Claims. The Corporation has elected not to incur the costs and obligations necessary to file an application with a circuit court for a determination of any security that the Corporation would otherwise provide for the payment of claims that are either:

a.	Contingent.

b.	Unknown to the Corporation.

c.            Based on an event occurring after the Effective Date but that, based on the facts known to the Corporation, are reasonably estimated to arise after the Effective Date.

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10.            Plan of Distribution.

a.            On and after the Effective Date, the Corporation shall liquidate the Corporation’s assets in accordance with the terms of this Plan and the FBCA. This action by and on behalf of the Corporation does not require further approval by the Shareholders and may include efforts such as:

(i)	Undertaking all reasonable efforts to collect on assets of the Corporation, including taking such actions necessary to collect any amounts due to the Corporation by a third party, a Director, a Shareholder, or an employee.

(ii)	Selling any, all, or substantially all of the Corporation’s assets.

(iii)	Disposing of any property of the Corporation not to be distributed in kind to the Shareholders.

b.            On and after the Effective Date, the Corporation shall make adequate provision, by payment or otherwise, for the Corporation’s known claims as provided by Section 7 of this Plan.

c.            Upon the liquidation of the Corporation’s assets in accordance with the terms of this Plan and the FBCA, no distribution shall be made to Shareholders unless, prior thereto, the Corporation satisfies and/or settles all valid expenses, liabilities, debts, or obligations of the Corporation. The Corporation shall distribute the remainder of any assets, either in cash or in kind, to its Shareholders according to their respective rights and interests. Distributions to any Shareholders will be made only as permitted and in the manner required by the FBCA.

d.            Subject to the foregoing, the Corporation has discretion in determining the manner and timing in which the distributions are to be completed. Distributions pursuant to this Plan or any other requirements of the FBCA may occur at a single time or be undertaken in a series of transactions over time. Unless otherwise provided herein, the distributions may be in cash or in assets or in combination of such. The Corporation has absolute discretion to make such distributions in such amounts and at such time or times as it determines.

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